UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 16, 2010, Virgin Media Inc. (the “Company”) and certain of its subsidiaries entered into a senior facilities agreement (the “New Senior Facilities Agreement”) under which Deutsche Bank AG, London Branch, BNP Paribas London Branch, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, GE Corporate Finance Bank SAS, Goldman Sachs Lending Partners LLC, J.P. Morgan Chase Bank, N.A. London Branch, Lloyds TSB Bank plc, The Royal Bank of Scotland plc and UBS Limited have agreed to make available to certain subsidiaries of Virgin Media a term loan A facility in an aggregate principal amount of £1.0 billion and a revolving credit facility in an aggregate principal amount of £250 million. Drawdown under both facilities is subject to certain conditions, including the Company obtaining additional commitments in the form of term loan B facilities or other financing in an aggregate principal amount of at least £600 million. A term sheet prepared in respect of the New Senior Facilities Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 16, 2010, the Company also launched a syndication process pursuant to which it will seek to obtain commitments for term loan B facilities under the New Senior Facilities Agreement in an aggregate principal amount of up to £750 million. The syndication will be conducted on a best efforts basis, led by the same banks that are lenders under the term loan A facility and the revolving facility, in their capacity as bookrunners and mandated lead arrangers. No term loan B facilities are currently committed and the interest rate and certain other terms of any term loan B facilities will be determined as part of the syndication process.

The Company intends to use any proceeds from the term loan A facility and any term loan B facilities under the New Senior Facilities Agreement, among other things, to refinance its existing senior facilities agreement in full. The revolving credit facility will be available to finance ongoing working capital requirements and general corporate purposes.

A press release issued by the Company in connection with the entry into the New Senior Facilities Agreement and the launch of the syndication process for the term loan B facilities is attached as Exhibit 99.2 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 and Exhibits 99.1 and 99.2 is incorporated by reference in this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)                 Exhibits

99.1    Term sheet relating to the New Senior Facilities Agreement.

99.2    Press release, dated March 16, 2010, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2010	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Term sheet relating to the New Senior Facilities Agreement.
99.2	Press release, dated March 16, 2010, issued by Virgin Media Inc.